Exhibit 99.1

    TUPPERWARE BRANDS REPORTS FOURTH QUARTER EARNINGS AND RAISES 2006 OUTLOOK

    ORLANDO, Fla., Jan. 30 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE:
TUP) today reported fourth quarter and full-year earnings as follows:

    Fourth Quarter Summary

    *  Sales up 1% as reported and 5% in local currency
    * EPS at 51 cents including 6 cents negative impact v. 2004 from foreign currency. Previous guidance was 12 to 17 cents
          - Includes 41 cents not in previous guidance from settlement of pre-1996 taxes
    * After adjustments, EPS was 54 cents versus previous guidance of 50 to 55 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)
          -  Includes 4 cents positive impact from year-end tax planning

    Full Year Summary
    *  Sales up 4% as reported and in local currency
    *  EPS at $1.41
    * After adjustments, EPS was up 6% to $1.49 (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    "We were pleased to achieve full-year growth in both local currency sales and EPS after adjustments," said Rick Goings, Chairman and CEO. "We look forward to progress in 2006 as we continue to expand beauty through our recent acquisition and BeautiControl. We will also be capitalizing on our other strategic growth initiatives that include developing the business in our emerging markets and refreshing the party, opportunity and products," Goings continued.

    Tupperware will conduct a conference call tomorrow, January 31, at 10:00 am Eastern time. The conference call will be simulcast and archived, along with a copy of this news release, at http://www.tupperware.com .

    Fourth Quarter Segment Highlights

    Europe

    Sales decreased 12% as reported and 5% in local currency in spite of a higher active sales force count due to lower sales force productivity. The shortfall was mainly in Germany although there was a sales force size advantage as of year end.

    Profit was down $12.8 million or 25% as reported and $8.9 million or 19% in local currency. The profit decline was more than the sales decline due to higher operating expenses and a lower gross margin percentage.

    Asia Pacific

    Sales were up 4% as reported and 8% in local currency. This comparison benefited from the inclusion in 2004 of a product recall of $5.5 million, at the current foreign exchange rate. The quarter included significant sales increases in China and Korea offset by decreases in Japan and the Philippines.

    Profit was up 11% as reported and 14% in local currency, which was better than the sales increase, due to improvements in manufacturing capacity utilization and the Japanese value chain.

    Latin America

    Sales were up 8% as reported and 2% in local currency. Profit was down about $1.0 million, both as reported and in local currency, reflecting strategic investments to expand BeautiControl in Mexico along with an unfavorable sales mix.

    North America

    Sales were down $18.4 million including a $3 million decline due to a shift in the promotional calendar that moved sales from the fourth quarter into the third quarter compared with last year.

    Profit improved 33% due to value chain improvements and a $0.4 million positive impact from reduction of LIFO inventory reserve requirements. In the fourth quarter, there were $5.6 million of restructuring costs primarily related to U.S. warehousing and distribution.

    BeautiControl North America

    Sales were up 5% due to a larger sales force than last year. The rate of growth was slower than prior quarters due to a difficult comparison against a 37% increase last year, a shift in the calendar and the impact from hurricanes.

    The sales force leadership pipeline is strong and the sales force size advantage was 20% at the end of 2005 versus 2004. Profit improved in the quarter 61%, ahead of the increase in sales, due to an improved gross margin and lower selling costs.

    International Beauty

    Sales and profit contribution after the December 5th closing were $37.9 million and $0.9 million, respectively, including $1.8 million of purchase accounting amortization.

    Sales and profit were strong in Mexico and South Africa, partially offset by some weakness in Australia and the Philippines. After considering incremental interest expense related to the acquisition, this segment had little net impact on fourth quarter earnings.

    Liquidity

    The year-end cash balance was $182 million. The relatively high cash balance reflected about $120 million associated with the International Beauty acquisition that will be paid out in 2006.

    The year-end debt balance was $753 million. Shortly before the end of December, the Company made a prepayment of $30 million on its term loans with a portion of the proceeds received in connection with settling its pre-1996 income taxes. The year-end 2005 debt to total capital ratio was 69%.

    2006 Outlook

    *  Sales $1.75 to $1.8 billion
          -  Tupperware/BeautiControl sales up slightly
          -  International Beauty organic sales growth of 3-5%
    * EPS of $1.53-$1.63, including 3-cents negative impact from foreign currency v. 2005
          - Raised 12 cents v. previous guidance due to weaker U.S. dollar and lower purchase accounting amortization
    * After adjustments, but including negative impact of foreign exchange, EPS will be up about 20% to $1.72-$1.82 (see detail in the Non-GAAP Financial Measures Outlook Reconciliation schedule)

    2006 Segment Outlook

    In 2006, the company will begin reporting segments as follows in order to incorporate the post-acquisition management structure.

    Europe (no change in composition of reporting segment)

    2006 European sales are forecast about even with 2005 in local currency. Continued growth in emerging and developing markets will be offset by a difficult comparison from high business-to-business sales in 2005. The return on sales is expected to remain at about 20%.

    Asia Pacific and Mexico (continues to include Tupperware and BeautiControl within these geographies)

    Local currency sales and profit are expected to be up low-single digit percentages in 2006, reflecting continued growth in Australia, Mexico, China and weakness in Japan.

    North America (no change in composition of reporting segment)

    Tupperware North America sales are anticipated to be down by a single digit percentage in 2006 with a lower loss than 2005.

    BeautiControl North America (no change in composition of reporting segment)

    Sales in 2006 are expected to increase by a double-digit percentage and generate an improved return on sales.

    International Beauty (includes acquired businesses along with Tupperware Central and South America and the Philippines)

    Local currency sales are expected to increase organically by 3-5%, with greater growth in profit from continuing good results in Mexico and a lower investment in South America.

    First Quarter 2006

    * Sales at $425-435 million, including approximately $11.0 million negative impact from foreign currency v. 2005
          -  Tupperware/BeautiControl sales down slightly in local currency
          -  International Beauty contributing $115-$120 million
    *  EPS of 22-24 cents, including 3-cents negative impact of foreign exchange
       v. 2005
    * After adjustments, but including the negative impact of foreign exchange, EPS of 35-37 cents (see detail in the Non-GAAP Financial Measures Outlook Reconciliation Schedule)

    Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of approximately 1.9 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

    The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the integration of its acquired businesses, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's report on Form 8- K dated April 10, 2001, as filed with the Securities and Exchange Commission. The Company does not intend to regularly update forward-looking information.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

    The non-GAAP financial measures exclude gains on land sales and re-engineering costs in 2005 primarily associated with shifting capacity from its South Carolina manufacturing facility to other facilities. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded from indicated earnings per share amounts. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

    The Company has also elected to present financial measures excluding certain items directly related to its acquisition of the Sara Lee Corporation's direct selling businesses. The financing of the acquisition necessitated one-time payments to settle outstanding notes prior to their scheduled maturity dates. These payments were made in 2005 and will not recur. No amounts representing incremental interest on the Company's increased debt levels are part of this exclusion. Additionally, in accounting for the acquisition, the Company expects to recognize certain definite-lived intangible assets, primarily for the value of the independent sales forces acquired and to increase the carrying value of other depreciable assets. The amortization expense of these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that this non-cash charge will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes. Finally, the Company will not have future significant tax-related settlements with its former parent company, and accordingly has excluded the benefit of its 2005 settlement from indicated financial information.

                          TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                       13 Weeks      13 Weeks     53 Weeks      52 Weeks
                                        Ended         Ended        Ended          Ended
(In millions, except per share         December      December     December      December
data)                                  31, 2005      25, 2004*    31, 2005      25, 2004*
-----------------------------------   ----------    ----------   ----------    ----------
Net sales                             $    361.8    $    357.7   $  1,279.3    $  1,224.3
Cost of products sold                      131.5         128.1        456.2         425.4
Gross margin                               230.3         229.6        823.1         798.9

Delivery, sales and
 administrative expense                    187.4         182.4        699.0         688.8
Re-engineering and impairment
 charges                                     8.9           4.5         16.7           7.0
Gains on disposal of assets                  0.6           1.5          4.0          13.1
Operating income                            34.6          44.2        111.4         116.2

Interest income                              1.6           0.5          3.8           1.9
Other income                                  --           0.7          0.5           1.0
Interest expense                            33.0           4.3         48.9          14.9
Other expense                                0.6           0.4          1.1           2.2

Income before income taxes                   2.6          40.7         65.7         102.0
Provision for income taxes                 (29.4)          4.9        (20.5)         15.1
Net income before accounting
 change                                     32.0          35.8         86.2          86.9
Cumulative effect of accounting
 change (net of income taxes of
 $0.4 million)                              (0.8)           --         (0.8)           --
Net income                            $     31.2    $     35.8   $     85.4    $     86.9

Basic earnings per share:
     Before accounting change               0.55          0.61         1.46          1.49
     Cumulative effect of
      accounting change                    (0.01)           --        (0.01)           --
                                      $     0.54    $     0.61   $     1.45    $     1.49

Diluted earnings per share:
     Before accounting change               0.52          0.61         1.42          1.48
     Cumulative effect of
      accounting change                    (0.01)           --        (0.01)           --
                                      $     0.51    $     0.61   $     1.41    $     1.48

* Certain prior year amounts have been reclassified on the consolidated statements of income to conform with current year presentation.

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                               13 Weeks     13 Weeks
                                 Ended        Ended      Reported     Restated      Foreign
(Amounts in millions,          December     December         %           %          Exchange
 except per share)             31, 2005     25, 2004     Inc (Dec)    Inc (Dec)     Impact
----------------------------  ----------   ----------   ----------   ----------   ----------
SALES
    Europe                    $    160.0   $    181.8          (12)          (5)  $    (13.7)
    Asia Pacific                    63.0         60.5            4            8         (2.0)
    Latin America                   29.9         27.8            8            2          1.5
    North America                   35.2         53.6          (34)         (34)         0.2
    BeautiControl
     North America                  35.8         34.0            5            5           --
    International Beauty            37.9           --            +            +           --

                              $    361.8   $    357.7            1            5   $    (14.0)

SEGMENT PROFIT (LOSS)
    Europe                    $     37.6   $     50.4          (25)         (19)  $     (3.9)
    Asia Pacific                     9.7          8.7           11           14         (0.2)
    Latin America                    2.1          3.2          (35)         (37)         0.1
    North America                   (3.8)        (5.8)          33           33           --
    BeautiControl
     North America                   6.0          3.8           61           61           --
    International Beauty             0.9           --            +            +           --

                                    52.5         60.3          (13)          (8)  $     (4.0)

Unallocated expenses                (9.6)       (12.7)         (25)
Hedge income (costs)                (0.6)        (0.1)           +
Other income                         0.6          1.5          (65)
Re-engineering and
 impairment charges                 (8.9)        (4.5)           +
Interest expense, net              (31.4)        (3.8)           +

Income before taxes                  2.6         40.7          (94)
Provision for income
 taxes                             (29.4)         4.9           --
Net income before
 accounting change                  32.0         35.8          (11)
Cumulative effect of
 accounting change
 (net of income taxes of
 $0.4 million)                      (0.8)          --            +
Net income                    $     31.2   $     35.8          (13)

Net income per common
 share (diluted)
     Before accounting
      change                        0.52         0.61          (15)
     Cumulative effect of
      accounting change            (0.01)          --            +
                              $     0.51   $     0.61          (16)

Average number of diluted
 shares                             61.2         58.9

                                       53 Weeks      52 Weeks
                                        Ended         Ended
                                       December      December      Reported      Restated      Foreign
                                          31,          25,            %            %           Exchange
                                         2005          2004        Inc (Dec)     Inc (Dec)     Impact
                                      ----------    ----------    ----------    ----------    ----------
SALES
    Europe                            $    600.3    $    597.0             1             1    $     (1.3)
    Asia Pacific                           214.5         208.6             3             2           1.6
    Latin America                          121.3         105.5            15            11           3.6
    North America                          158.6         195.0           (19)          (19)          1.2
    BeautiControl
     North America                         146.7         118.2            24            24           0.1
    International Beauty                    37.9            --             +             +            --

                                      $  1,279.3    $  1,224.3             4             4    $     5.2

SEGMENT PROFIT (LOSS)
    Europe                            $    116.4    $    133.4           (13)          (12)   $     (1.1)
    Asia Pacific                            20.0          20.8            (4)           (5)          0.3
    Latin America                           10.9          10.4             5             4            --
    North America                          (10.4)        (31.0)           66            66            --
    BeautiControl
     North America                          14.0           8.0            76            76            --
    International Beauty                     0.9            --             +             +            --

                                           151.8         141.6             7             7    $     (0.8)

Unallocated expenses                       (28.2)        (30.9)           (9)
Hedge income (costs)                        (0.1)         (1.8)           --
Other income                                 4.0          13.1           (70)
Re-engineering and
 impairment charges                        (16.7)         (7.0)            +
Interest expense, net                      (45.1)        (13.0)            +

Income before taxes                         65.7         102.0           (36)
Provision for income
 taxes                                     (20.5)         15.1            --
Net income before
 accounting change                          86.2          86.9            (1)
Cumulative effect of
 accounting change
 (net of income taxes
 of $0.4 million)                           (0.8)           --             +
Net income                            $     85.4    $     86.9            (2)

Net income per common
 share (diluted)
     Before accounting
      change                                1.42          1.48            (4)
     Cumulative effect of
      accounting change                    (0.01)           --             +
                                      $     1.41    $     1.48            (5)

Average number of diluted
 shares                                     60.6          58.8

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

                       (In millions except per share data)

                                 13 Weeks Ended                                              13 Weeks Ended
                                  December 31,                                                December 25,
                                      2005                                                       2004
                            ------------------------                                  ---------------------------
                                                             Excl                                         Excl
                             Reported        Adj's          Adj's        Reported        Adj's           Adj's
                            ----------    ----------      ----------    ----------    ----------       ----------
Segment profit (loss)
Europe                      $     37.6           0.6a     $     38.2    $     50.4                     $     50.4
Asia Pacific                       9.7            --             9.7           8.7                            8.7
Latin America                      2.1           0.1a            2.2           3.2                            3.2
North America                     (3.8)         (0.3)b          (4.1)         (5.8)                          (5.8)
BeautiControl
 North America                     6.0            --             6.0           3.8                            3.8
International Beauty               0.9           1.8c            2.7            --                             --
                                  52.5           2.2            54.7          60.3            --             60.3

Unallocated expenses              (9.6)          0.5d           (9.1)        (12.7)                         (12.7)
Hedge costs                       (0.6)           --            (0.6)         (0.1)                          (0.1)
Other income                       0.6          (0.6)f            --           1.5         (1.5)f              --
Re-eng and impairment
 chgs                             (8.9)          8.9e             --          (4.5)          4.5e              --
Interest expense, net            (31.4)         25.5g           (5.9)         (3.8)                          (3.8)
Income before taxes                2.6          36.5            39.1          40.7           3.0             43.7
Provision for
 income taxes                    (29.4)         35.4h            6.0           4.9         1.0 h              5.9
Net income before
 accounting change                32.0           1.1            33.1          35.8           2.0             37.8
Cumulative effect of
 accounting change
 (net of income taxes
 of $0.4 million)                 (0.8)          0.8              --            --            --               --
Net income                  $     31.2    $      1.9      $     33.1    $     35.8    $      2.0       $     37.8

Net income per common
 share (diluted)
     Before
      accounting
      change                      0.52          0.02            0.54          0.61          0.03             0.64
     Cumulative
      effect of
      accounting
      change                     (0.01)         0.01              --            --            --               --
                            $     0.51    $     0.03      $     0.54    $     0.61    $     0.03       $     0.64

                                       53 Weeks Ended                            52 Weeks Ended
                                        December 31,                              December 25,
                                           2005                                       2004
                           --------------------------------------    --------------------------------------
                                                          Excl                                      Excl
                            Reported        Adj's         Adj's       Reported        Adj's         Adj's
                           ----------    ----------    ----------    ----------    ----------    ----------
Segment profit (loss)
Europe                     $    116.4           0.9a   $    117.3    $    133.4                  $    133.4
Asia Pacific                     20.0           0.5a         20.5          20.8                        20.8
Latin America                    10.9           0.6a         11.5          10.4                        10.4
North America                   (10.4)         (4.4)b       (14.8)        (31.0)                      (31.0)
BeautiControl
 North America                   14.0                        14.0           8.0                         8.0
International Beauty              0.9           1.8c          2.7
                                151.8          (0.6)        151.2         141.6            --         141.6

Unallocated expenses            (28.2)          0.5d        (27.7)        (30.9)                      (30.9)
Hedge costs                      (0.1)                       (0.1)         (1.8)                       (1.8)
Other income                      4.0          (4.0)f          --          13.1         (13.1)f          --
Re-eng and impairment
 chgs                           (16.7)         16.7e           --          (7.0)          7.0e          --
Interest expense, net           (45.1)         28.6g        (16.5)        (13.0)                      (13.0)
Income before taxes              65.7          41.2         106.9         102.0          (6.1)         95.9
Provision for
 income taxes                   (20.5)         36.9h         16.4          15.1          (2.5)h        12.6
Net income before
 accounting change               86.2           4.3          90.5          86.9          (3.6)         83.3
Cumulative effect of
 accounting change
 (net of income taxes
 of $0.4 million)                (0.8)          0.8            --            --            --            --
Net income                 $     85.4    $      5.1    $     90.5    $     86.9    $     (3.6)   $     83.3

Net income per common
 share (diluted)
     Before
      accounting change          1.42          0.07          1.49          1.48         (0.07)         1.41
     Cumulative effect
      of accounting
      change                    (0.01)         0.01            --            --            --            --
                           $     1.41    $     0.08    $     1.49    $     1.48    $    (0.07)   $     1.41

(a) Primarily machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b) Reduction of LIFO inventory reserve requirements primarily from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting were $0.4 million in the fourth quarter and $5.6 million YTD. Offsetting these amounts were costs of $0.1 million in the fourth quarter and $1.2 million YTD related to the transfer of machinery and equipment to the other manufacturing facilities.

(c) Amortization of International Beauty (Sara Lee Corporation direct selling beauty business) intangibles of $1.8 million.

(d) Discrete internal costs associated with the acquisition of International Beauty.

(e) The YTD re-engineering and impairment charges of $16.7 million included $10.2 million primarily related to severance costs incurred to reduce headcount in the Company's South Carolina, Orlando, Australian mold making, Belgium, France and Portugal operations, of which $2.4 million was recorded in the fourth quarter, and $6.5 million for impairment charges related to facilities in the United States, all of which was recorded in the fourth quarter. Pre- tax re-engineering and impairment charges for 2004 of $7.0 million YTD included $2.6 million primarily related to severance costs incurred to reduce headcount in the Company's United States, Philippines, Japan, Korea, New Zealand and Mexico operations, of which $0.9 million was recorded in the fourth quarter. In addition, $0.8 million related to asset impairments in the Philippines manufacturing operation were recorded for December YTD 2004 and $0.4 million related to asset impairments in the United States were recorded in the fourth quarter and December YTD 2004. These charges also included $3.2 million related to the liquidation of a foreign finance subsidiary in the fourth quarter of 2004.

(f) Other income of $0.6 million for the fourth quarter and $4.0 million December YTD 2005 were gains on sale of land held for development near the Company's Orlando, Florida headquarters ("land sales"). During 2004, pretax gains from land sales were $11.6 million and were recorded in other income. In addition to gains from the land sales in 2004, gains related to insurance recoveries for hurricane damage were $1.5 million for the fourth quarter and December YTD 2004.

(g) During the fourth quarter the Company was required to pay a make- whole payment of $21.9 million for the call of its $150 million notes in connection with entering into new financing arrangements for the acquisition of International Beauty and $6.8 million for the discharge of obligations related to $100 million of bonds due in 2006. A credit of $3.2 million to recognize a deferred gain on an interest rate swap offset the quarter expenses. Year-to-date interest expense also included $3.1 million due to the early termination of an interest rate hedge agreement. This agreement was no longer an effective hedge due to a refinancing of the Company's debt associated with the acquisition of International Beauty.

(h) Provision for income taxes represents the net tax impact of adjusted items and $25.1 million for a favorable settlement of pre-1996 taxes in 2005.

     See note regarding non-GAAP financial measures in the attached press release.

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                January 30, 2006

($ in millions, except per share amounts)

                                                               First
                                                              Quarter
                                                            2006 Outlook
                                          First                Range
                                         Quarter      -----------------------
                                       2005 Actual       Low          High
                                       ------------   ----------   ----------
Income before income taxes             $       29.8   $     17.5   $     19.0

         % change from prior year                            -41%         -36%

    Income tax                         $        5.9   $      3.9   $      4.1
         Effective Rate                          19%          22%          22%

    Net Income (GAAP)                  $       23.9   $     13.7   $     14.9

         % change from prior year                            -43%         -38%

    Adjustments(1):
        Land gains                             (3.4)          --           --
        Re-engineering costs                    6.1          6.2          6.2
        Acquisition Financing
         costs/Purchase Accounting               --          5.0          5.0
        Cumulative effect of
         accounting change (net of
         taxes)                                  --           --           --
        Income tax(2)                          (1.1)        (3.1)        (3.1)
     Net Income (Adjusted)             $       25.5   $     21.7   $     23.0

         % change from prior year                            -15%         -10%

       Exchange rate impact(3)                 (1.8)          --           --
     Net Income (Adjusted and 2005
      Restated for currency changes)   $       23.7   $     21.7   $     23.0

         % change from prior year                             -8%          -3%

Net income (GAAP) per common share
 (diluted)                             $       0.40   $     0.22   $     0.24

Net Income (Adjusted) per common
 share (diluted)                       $       0.43   $     0.35   $     0.37

Average number of diluted shares
 (millions)                                    59.8         61.7         61.7

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                January 30, 2006

($ in millions, except per share amounts)

                                                            2006 Outlook
                                                               Range
                                                      -----------------------
                                       2005 Actual        Low         High
                                       ------------   ----------   ----------
Income before income taxes             $       64.5   $    123.9   $    131.8

         % change from prior year                             92%         104%

    Income tax                         $      (20.9)  $     29.2   $     31.1
         Effective Rate                         -33%          24%          24%

    Net Income (GAAP)                  $       85.4   $     94.7   $    100.7

         % change from prior year                             11%          18%

    Adjustments(1):
        Land gains                             (4.0)       (15.0)       (15.0)
        Re-engineering costs                   14.3         10.0         10.0
        Acquisition Financing
         costs/Purchase Accounting             30.8         20.0         20.0
        Cumulative effect of
         accounting change (net of
         taxes)                                 0.8           --           --
        Income tax (2)                        (36.9)        (3.6)        (3.6)
     Net Income (Adjusted)             $       90.4   $    106.1   $    112.1

         % change from prior year                             17%          24%

       Exchange rate impact (3)                (1.7)          --           --
     Net Income (Adjusted and 2005
      Restated for currency changes)   $       88.7   $    106.1   $    112.1

         % change from prior year                             20%          26%

Net income (GAAP) per common share
 (diluted)                             $       1.41   $     1.53   $     1.63

Net Income (Adjusted) per common
 share (diluted)                       $       1.49   $     1.72   $     1.82

Average number of diluted shares
 (millions)                                    60.6         61.7         61.7

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                   (UNAUDITED)

                                            Dec. 31,     Dec. 25,
(In millions)                                 2005         2004
----------------------------------------   ----------   ----------
Cash and cash equivalents                  $    181.5   $     90.9

Accounts receivable                             149.1        119.0
  Less allowances for doubtful accounts         (17.2)       (15.0)
                                                131.9        104.0

Inventories                                     229.6        163.0
Deferred income tax benefits, net                59.6         59.4
Non-trade amounts receivable                     32.3         35.8
Prepaid expenses                                 29.1         12.9
  Total current assets                          664.0        466.0

Deferred income tax benefits, net               162.1        160.5

Property, plant and equipment                 1,149.8      1,131.2
  Less accumulated depreciation                (895.3)      (915.2)

                                                254.5        216.0

Long-term receivables, net of allowances
 of $17.9 million at December 31, 2005
 and $25.7 million at December 25, 2004          37.3         42.6
Other Intangible Assets                         258.6           --
Goodwill                                        252.9         56.2
Other assets                                     35.0         41.9

  Total assets                             $  1,664.4   $    983.2

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

(Dollars in millions, except per            Dec. 31,     Dec. 25,
 share amounts)                               2005         2004
----------------------------------------   ----------   ----------
Accounts payable                           $    105.7   $     91.0
Short-term borrowings and current
  portion of long-term debt                       2.3          2.6
Accrued liabilities                             322.9        198.5

  Total current liabilities                     430.9        292.1

Long-term debt                                  750.9        246.5
Accrued post-retirement benefit cost             35.3         35.3
Other liabilities                               111.5        118.4
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized;
   none issued                                     --           --
  Common stock, $0.01 par value,
   600,000,000 shares authorized;
   62,367,289 shares issued                       0.6          0.6
  Paid-in Capital                                28.4         25.6
  Subscription receivable                       (12.7)       (18.7)
  Retained earnings                             577.4        560.9
  Treasury Stock, 1,935,746 shares
   at December 31, 2005 and 3,542,135
   shares at December 25, 2004 at cost          (51.7)       (96.8)
  Unearned portion of restricted
   stock issued for future service               (6.4)        (2.9)
  Accumulated other comprehensive loss         (199.8)      (177.8)

  Total shareholders' equity                    335.8        290.9

  Total liabilities and shareholders'
  equity                                   $  1,664.4   $    983.2

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                           53 weeks ended   52 weeks ended
                                            December 31,     December 25,
(In millions)                                   2005             2004
----------------------------------------   --------------   --------------
OPERATING ACTIVITIES
  Net income                               $         85.4   $         86.9
  Adjustments to reconcile net
   income to net cash provided
   by operating activities                           88.0             56.4
  Other balance sheet changes                        (5.8)           (21.9)

    Net cash provided by operating
     activities                                     167.6            121.4

INVESTING ACTIVITIES
  Capital expenditures                              (52.0)           (43.6)
  Purchase of International Beauty,
   net of acquired cash                            (464.3)              --
  Proceeds from disposal of
   property, plant & equipment                        8.0             16.6
  Payment to terminate interest
   rate hedge                                        (3.1)              --

    Net cash used in investing
     activities                                    (511.4)           (27.0)

FINANCING ACTIVITIES
  Dividend payments to shareholders                 (52.4)           (51.5)
  Proceeds from exercise of stock
   options                                           30.2              4.1
  Proceeds from payments of
   subscriptions receivable                           0.6              1.5
  Net proceeds from issuance of
   term debt                                        762.5               --
  Payments on term debt                             (30.0)              --
  Settlement of long-term notes                    (277.9)              --
  Net decrease in short-term debt                    (0.9)            (4.2)

    Net cash provided by (used in)
     financing activities                           432.1            (50.1)

Effect of exchange rate changes on
 cash and cash equivalents                            2.3              1.6

Net increase in cash and cash
 equivalents                                         90.6             45.9

Cash and cash equivalents at
 beginning of period                                 90.9             45.0

Cash and cash equivalents at end of
 period                                    $        181.5   $         90.9

Supplemental disclosure:
Loans settled with common stock            $          5.6   $          0.7

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                     Fourth Quarter Ended December 31, 2005

Sales Force Statistics (a):

Segment                    DIST.         % CHG.         AVG. ACTIVE          % CHG.          TOTAL          % CHG.
--------------------   ------------   ------------      ------------      ------------    ------------   ------------
Europe                          743              4            68,946                 6         272,306             13
Asia Pacific                    690             --            36,388               (13)        306,462              1
Latin America                   173             (7)           59,497                 9         246,091              4
North America                   n/a             --(b)         21,978(c)            (28)         82,922            (20)
  Tupperware                  1,606             --           186,809                (3)        907,781              2
BeautiControl N.A.              n/a            n/a            37,421                17         102,621             20
International Beauty            n/a            n/a               n/a               n/a         883,998              +
  Total                       1,606              1           224,230                --       1,894,400             95

(a) As collected by the Company and provided by distributors and sales force.

(b) North America distributor counts are no longer applicable due to the implementation of a new compensation plan.

(c) Changed methodology to align with monthly business cycle. Prior year amounts are restated in computation of percentage change

              UNAUDITED SELECTED FINANCIAL DATA FOURTH QUARTER 2005

                                 ($ in millions)

                                           Total Debt to
Cash                   $      181.5         Capital Ratio (d)              69%

Net Current
 Receivables                  131.9        Equity                  $    335.8

                                           Capital
Net Inventory                 229.6         Expenditures                 52.0

                                           Depreciation and
Short-Term Debt                 2.3         Amortization                 49.0

Long-Term Debt                750.9

(d)  Capital is defined as total debt plus shareholders' equity.

SOURCE  Tupperware Corporation
    -0-                             01/30/2006
    /CONTACT: Jane Garrard, Tupperware Brands Corporation, +1-407-826-4522/ /Web site: http://www.tupperware.com /